Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-236617, 333-236618, 333-141657, 333-83332, 333-63307, 333-156358, 333-177019, 333-218563, 333-140366, 333-218566 and 333-251083) on Form S-8 of our reports dated November 19, 2021, with respect to the consolidated financial statements of MarineMax, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Tampa, Florida

November 19, 2021